SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 20, 1998




                          Applied Capital Funding, Inc.
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             (Exact name of Registrant as specified in its charter)


                                    Colorado
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                 (State or Other Jurisdiction of Incorporation)


   0-23171 - CIK:  0001045280                            84-1280679
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    (Commission File Number)                          (I.R.S. Employer
                                                     Identification No.)


4155 East Jewell Avenue, Suite 909, Denver, Colorado           80222
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(Address of principal executive offices)                     (Zip code)


     Registrant's telephone number, including area code: (303) 691-6163


                                      None
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          (former name of former address, if changed since last report)

Item 5.  Other Events.

     A special meeting of the Shareholders of Applied Capital Funding, Inc. (the "Company") was held at the offices of the Company on the 20th day of July, 1998, at 10:00 a.m. The purposes of the meeting were to discuss management's past and current operations, including management's efforts at internet marketing, and management's proposal to explore business opportunities other than internet marketing of mortgages.

     The Chairman reviewed the efforts made to date to market the Company's services on the internet. Thereupon the Chairman opened the meeting to discussion.

     A resolution was passed that the Company explore revenue generating activities including the possibility of reestablishing its Denver area mortgage brokerage service activities, and that management explore methods whereby the shareholders' stock investment would be protected and enhanced.


SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           APPLIED CAPITAL FUNDING, INC.
                                           (Registrant)


                                           By: /S/  David R. Reitsema
                                               --------------------------------
                                               David R. Reitsema, Secretary


Date:    July 20, 1998